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                                                                   EXHIBIT 99.1


                     FOR USE BY HOLDERS OF COMMON STOCK OF
                            RF POWER PRODUCTS, INC.

                            RF POWER PRODUCTS, INC.
                             1007 LAUREL OAK ROAD
                          VOORHEES, NEW JERSEY 08043

                    THIS PROXY IS SOLICITED ON BEHALF OF
               THE BOARD OF DIRECTORS OF RF POWER PRODUCTS, INC.

   The undersigned hereby appoints Joseph Stach and Kevin Wilson as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of the common stock, par value $.01 per share ("RF Power Shares"), of RF Power Products, Inc. ("RF Power") held of record by the undersigned on September 1, 1998, at the special meeting of shareholders of RF Power to be held on October 8, 1998 and any adjournment thereof (the "Special Meeting").

   The Board of Directors of RF Power has approved the Merger Agreement and the Merger (each as defined in the accompanying Proxy Statement/ Prospectus) and recommends that holders of RF Power Shares vote FOR approval of the Merger Agreement and the Merger.

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted for proposal 1.

   Please mark, sign, date and promptly return this proxy card using the enclosed envelope. If your address is incorrectly shown, please print changes.

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    / X / PLEASE MARK YOUR
          VOTES AS IN THIS
          EXAMPLE.


                           RF POWER PRODUCTS, INC.
      PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY


1. Approval and adoption of the Agreement and Plan of Reorganization by and among Advanced Energy Industries, Inc., Warpspeed, Inc. and RF Power Products, Inc., and the Merger contemplated thereby, as described in the accompanying Proxy Statement/Prospectus.

                                                       FOR   AGAINST   ABSTAIN
                                                       / /     / /       / /


2. Except as set forth in the accompanying Proxy Statement/Prospectus, in their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting. All other proxies heretofore given by the undersigned to vote RF Power Shares which the undersigned would be entitled to vote if personally present at the Special Meeting, are hereby expressly revoked.


                                        Dated:__________________________, 1998


                                        ______________________________________
                                                     Signature(s)

                                        ______________________________________
                                                     Signature(s)

                                        Please date this proxy and sign it
                                        exactly as your name or name(s)
                                        appear above. When shares are held
                                        jointly, both must sign. When signing
                                        as an attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. If
                                        shares are held by a corporation,
                                        please sign in full corporate name by
                                        the President or other authorized
                                        officer. If shares are held by a
                                        partnership, please sign in
                                        partnership name by an authorized
                                        person.